UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014 (May 22, 2014)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2014, MOCON, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the shareholders of the Company (i) elected the eight persons named below to serve as directors of the Company, (ii) approved a non-binding advisory proposal on the Company’s executive compensation, and (iii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The final results of the shareholder vote on each matter brought before the meeting were as follows:

	For	Against/Withhold	Abstain	Broker Non-Vote
1. Election of Directors
Robert L. Demorest	3,285,788	72,169	—	1,916,164
Donald N. DeMorett	3,283,142	74,815	—	1,916,164
Robert F. Gallagher	3,301,758	56,199	—	1,916,164
Bradley D. Goskowicz	3,285,377	72,580	—	1,916,164
Daniel W. Mayer	3,268,158	89,799	—	1,916,164
Richard A. Proulx	3,269,987	87,970	—	1,916,164
Tom C. Thomas	3,296,757	61,200	—	1,916,164
David J. Ward	3,297,107	60,850	—	1,916,164

2.     Advisory proposal on the Company’s executive compensation.

For:	2,608,245
Against:	225,908
Abstain:	523,804
Broker Non-Vote:	1,916,164

3.     Ratification of Independent Registered Public Accounting Firm.

For:	5,151,248
Against:	91,989
Abstain:	30,884
Broker Non-Vote:	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: May 23, 2014	By:	/s/Darrell B. Lee
Darrell B. Lee Vice President, Chief Financial Officer, Treasurer and Secretary

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